EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2018	3

Unaudited Pro Forma Condensed Consolidated Statement of Income for the six months ended June 30, 2018	4

Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2017	5

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	6

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

On July 26, 2018 (the "Closing Date"), Welltower Inc. ("Welltower" or the "Company") completed the previously announced Mergers (as defined below) involving Potomac Acquisition LLC ("Potomac"), a subsidiary of the Company, Quality Care Properties, Inc. ("QCP") and certain of QCP's subsidiaries, pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated April 25, 2018, among the Company, Potomac, QCP, and certain subsidiaries of QCP. In accordance with the Merger Agreement, the Company acquired all of the outstanding shares of QCP common stock ("QCP Shares") in an all-cash merger via a series of transactions in which QCP stockholders received $20.75 in cash for each QCP Share ("Merger Consideration"). The transaction occurred through a series of successive mergers of certain QCP subsidiaries with and into Potomac, followed by the merger of QCP with and into Potomac, with Potomac surviving as a wholly owned subsidiary of the Company (the "Mergers"). At the effective time of the merger of QCP with and into Potomac, each issued and outstanding share of QCP common stock converted into the right to receive the Merger Consideration.

The following unaudited pro forma condensed consolidated balance sheet gives effect to the Mergers and related transactions described below as if they had occurred on June 30, 2018, and the unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2018 and the year ended December 31, 2017 give effect to the Mergers and related transactions described below as if they had occurred on January 1, 2017. The unaudited pro forma condensed consolidated financial statements were based on and should be read in conjunction with (i) the consolidated financial statements of Welltower included in its Annual Report on Form 10-K for the year ended December 31, 2017; (ii) the consolidated financial statements of QCP included in its Annual Report on Form 10-K for the year ended December 31, 2017, incorporated by reference herein; (iii) the unaudited consolidated financial statements of Welltower included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2018; (iv) the unaudited consolidated financial statements of QCP as of and for the six months ended June 30, 2018, which are included in Exhibit 99.3 to the Company's Current Report on Form 8-K filed on July 27, 2018, as amended by Amendment No. 1 to Current Report on Form 8-K filed on September 28, 2018; and (v) the notes to the unaudited pro forma condensed consolidated financial statements.

The accompanying unaudited pro forma condensed consolidated financial statements give effect to (i) the Mergers described above resulting in the acquisition by the Company of 100% of the equity interests in QCP, which indirectly owned 305 properties as of the Closing Date, for approximately $3.5 billion; (ii) completion of the acquisition of the operations of HCR ManorCare, Inc. ("ManorCare") by ProMedica Health System, Inc. ("ProMedica"), which occurred immediately preceding the Mergers; (iii) the formation of a joint venture owned 80% by the Company and 20% by ProMedica ("Joint Venture") to own the real estate associated with 218 properties, which occurred immediately following the Mergers; (iv) the execution of a 15-year absolute triple-net master lease between the Joint Venture and ProMedica with respect to the 218 properties ("Master Lease"); and (v) a $2.0 billion draw on the Company's unsecured credit facility and a $1.0 billion draw on a term loan with Barclays Bank, PLC dated May 25, 2018 ("Term Loan").

The Company has concluded that the Mergers meet the definition of an asset acquisition under Accounting Standards Update No. 2017-01, "Clarifying the Definition of a Business" ("ASU 2017-01"). The allocation of the purchase price in these unaudited pro forma condensed consolidated financial statements has been based upon preliminary estimates of the fair value of assets ultimately acquired and liabilities ultimately assumed. The Company is in the process of making a final determination of the fair values of assets and liabilities based on the actual valuation of the tangible and intangible assets and liabilities that existed as of the Closing Date. Amounts ultimately allocated to identifiable tangible and intangible assets and liabilities could change significantly from the preliminary estimates used in the pro forma condensed consolidated financial statements presented below and could result in a material change in the depreciation or amortization of tangible and intangible assets and liabilities. The Company intends to finalize the allocation of the purchase price in conjunction with the filing of its Quarterly Report on Form 10-Q for the quarter ending September 30, 2018.

In the opinion of the Company’s management, the pro forma condensed consolidated financial statements include all significant necessary adjustments that can be factually supported to reflect the effects of the Mergers and related transactions described above. The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma condensed consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the Mergers and related transactions described above been completed as of the dates indicated or that may be achieved in the future. The completion of the valuation, the allocation of the purchase price, and the impact of ongoing integration activities could cause material differences in the information presented. Furthermore, the Company expects to apply its own methodologies and judgments in accounting for the assets and liabilities acquired in the Mergers, which may differ from those reflected in QCP's historical consolidated financial statements and the pro forma condensed consolidated financial statements.

Welltower Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
June 30, 2018
(in thousands)

	Company Historical	QCP Historical	Pro Forma Adjustments		Company Pro Forma
Assets:
Net real property owned	$25,357,869	$3,975,921	$(874,027)	A	$28,459,763
Net real estate loans receivable	381,095	—	—		381,095
Net real estate investments	25,738,964	3,975,921	(874,027)		28,840,858

Investments in unconsolidated entities	450,027	—	—		450,027
Goodwill	68,321	—	—		68,321
Cash and cash equivalents	215,120	263,058	156,085	B	634,263
Straight-line rent receivable	367,358	1,881	(1,881)	C	367,358
Receivables and other assets	779,192	20,159	(27,914)	D	771,437

Total assets	$27,618,982	$4,261,019	$(747,737)		$31,132,264

Liabilities and equity
Liabilities:
Borrowings under primary unsecured credit facility	$540,000	$75,000	$1,922,000	E	$2,537,000
Senior unsecured notes	8,373,774	855,393	140,483	F	9,369,650
Secured debt	2,450,483	734,833	(734,833)	G	2,450,483
Capital lease obligations	71,302	—	—		71,302
Accrued expenses and other liabilities	984,779	26,388	(11,898)	H	999,269
Total liabilities	12,420,338	1,691,614	1,315,752		15,427,704

Redeemable noncontrolling interests	398,157	1,930	(1,930)	I	398,157

Equity:
Preferred stock	718,498	—	—		718,498
Common stock	372,801	942	(942)	I	372,801
Capital in excess of par value	17,661,384	3,176,154	(3,176,154)	I	17,661,384
Accumulated deficit and other equity	(4,410,760)	(610,118)	603,293	I	(4,417,585)
Total stockholders’ equity	14,341,923	2,566,978	(2,573,803)		14,335,098

Noncontrolling interests	458,564	497	512,244	J	971,305

Total equity	14,800,487	2,567,475	(2,061,559)		15,306,403

Total liabilities and equity	$27,618,982	$4,261,019	$(747,737)		$31,132,264

Welltower Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
Six Months Ended June 30, 2018
(in thousands except per share amounts)

	Company Historical	QCP Historical	Pro Forma Adjustments		Company Pro Forma
Revenues:
Rental income	$676,970	$162,040	$(39,431)	K	$799,579
Resident fees and services	1,499,279	—	—		1,499,279
Interest income	28,110	—	—		28,110
Other income	18,518	3,493	—		22,011
Total revenues	2,222,877	165,533	(39,431)		2,348,979

Expenses:
Interest expense	244,191	77,341	(27,333)	L	294,199
Property operating expenses	1,125,216	22,251	(21,465)	M	1,126,002
Depreciation and amortization	464,476	58,349	(18,407)	N	504,418
General and administrative	66,536	15,276	—		81,812
Gain on derivatives and financial instruments, net	(14,633)	—	—		(14,633)
Loss on extinguishment of debt, net	12,006	—	—		12,006
Impairment of assets	32,817	2,898	(2,898)	O	32,817
Other expenses	13,770	25,601	(5,931)	O	33,440
Total expenses	1,944,379	201,716	(76,034)		2,070,061

Income (loss) from continuing operations before income taxes
and income from unconsolidated entities	278,498	(36,183)	36,603		278,918
Income tax expense	(5,429)	(694)	—		(6,123)
Loss from unconsolidated entities	(1,180)	—	—		(1,180)
Income (loss) from continuing operations	271,889	(36,877)	36,603		271,615
Gain on real estate dispositions, net	348,939	433	(433)	O	348,939
Net income (loss)	620,828	(36,444)	36,170		620,554
Less: Preferred stock dividends	23,352	120	(120)	P	23,352
Less: Net income attributable to noncontrolling interests	5,373	39	14,182	Q	19,594
Net income (loss) attributable to common stockholders	$592,103	$(36,603)	$22,108		$577,608

Average number of common shares outstanding:
Basic	371,552				371,552
Diluted	373,186				373,186

Net income attributable to common stockholders per share:
Basic	$1.59				$1.55
Diluted	$1.59				$1.55

Dividends declared and paid per common share	$1.74				$1.74

Welltower Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
Year Ended December 31, 2017
(in thousands except per share amounts)

	Company Historical	QCP Historical	Pro Forma Adjustments		Company Pro Forma
Revenues:
Rental income	$1,445,871	$318,498	$(73,174)	K	$1,691,195
Resident fees and services	2,779,423	—	—		2,779,423
Interest income	73,811	—	—		73,811
Other income	17,536	2,807	—		20,343
Total revenues	4,316,641	321,305	(73,174)		4,564,772

Expenses:
Interest expense	484,622	140,549	(40,533)	L	584,638
Property operating expenses	2,083,925	2,434	(867)	M	2,085,492
Depreciation and amortization	921,720	131,623	(51,740)	N	1,001,603
General and administrative	122,008	27,172	—		149,180
Loss on derivatives and financial instruments, net	2,284	—	—		2,284
Loss on extinguishment of debt, net	37,241	—	—		37,241
Provision for loan losses	62,966	—	—		62,966
Impairment of assets	124,483	445,697	(445,697)	O	124,483
Other expenses	177,776	18,487	—		196,263
Total expenses	4,017,025	765,962	(538,837)		4,244,150

Income (loss) from continuing operations before income taxes
and income from unconsolidated entities	299,616	(444,657)	465,663		320,622
Income tax expense	(20,128)	(2,087)	—		(22,215)
Loss from unconsolidated entities	(83,125)	—	—		(83,125)
Income (loss) from continuing operations	196,363	(446,744)	465,663		215,282
Gain on real estate dispositions, net	344,250	3,283	(3,283)	O	344,250
Net income (loss)	540,613	(443,461)	462,380		559,532
Less: Preferred stock dividends	49,410	292	(292)	P	49,410
Less: Preferred stock redemption charge	9,769	—	—		9,769
Less: Net income attributable to noncontrolling interests	17,839	80	28,363	Q	46,282
Net income (loss) attributable to common stockholders	$463,595	$(443,833)	$434,309		$454,071

Average number of common shares outstanding:
Basic	367,237				367,237
Diluted	369,001				369,001

Net income attributable to common stockholders per share:
Basic	$1.26				$1.24
Diluted	$1.26				$1.23

Dividends declared and paid per common share	$3.48				$3.48

WELLTOWER INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements are based on and should be read in conjunction with (i) the consolidated financial statements of Welltower included in its Annual Report on Form 10-K for the year ended December 31, 2017; (ii) the consolidated financial statements of QCP included in its Annual Report on Form 10-K for the year ended December 31, 2017, incorporated by reference herein; (iii) the unaudited consolidated financial statements of Welltower included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2018; (iv) the unaudited consolidated financial statements of QCP as of and for the six months ended June 30, 2018, which are included in Exhibit 99.3 to the Company's Current Report on Form 8-K filed on July 27, 2018, as amended by Amendment No. 1 to Current Report on Form 8-K filed on September 28, 2018; and (v) the notes to the unaudited pro forma condensed consolidated financial statements presented below.

On July 26, 2018, the Company completed the Mergers and related transactions described in the introduction above. The following represents the preliminary allocation to assets acquired and liabilities assumed (in thousands):

Land and land improvements	418,453
Buildings and improvements	2,253,086
Acquired lease intangibles	15,652
Real property held for sale	414,703
Gross real property owned	3,101,894

Cash and cash equivalents	381,913
Receivables and other assets	6,303
Total assets acquired	3,490,110

Accrued expenses and other liabilities	(14,490)
Noncontrolling interests	(512,741)
Net assets acquired	2,962,879

In conjunction with the Mergers, the Company acquired QCP's interests in 305 properties, which consist of the following: (i) 218 seniors housing properties owned by the Joint Venture and leased under the Master Lease to ProMedica; (ii) 59 seniors housing properties owned by the Company which are classified as held for sale and leased to ProMedica under a non-yielding lease; (iii) 12 seniors housing properties and one surgery center owned by the Company which are classified as held for sale and leased to operators under existing triple-net leases; (iv) 14 seniors housing properties owned by the Company leased to operators under existing triple-net leases; and (v) one multi-tenant medical office building owned by the Company and leased to various existing tenants.

A) The adjustment to net real property owned is comprised of the following: (i) adjusting from historical cost to accumulated acquisition cost under ASU 2017-01 allocated on a relative fair value basis based upon the preliminary allocation noted above; (ii) eliminating historical accumulated amortization and depreciation; (iii) converting the historical QCP balances to be reflective of ASC 840, "Leases" ("ASC 840"), as QCP had early adopted ASU No. 2016-02, "Leases (Topic 842)" ("ASC 842"); and (iv) reflecting the Master Lease as an operating lease under ASC 840 as it replaced the lease between QCP and ManorCare in effect as of the Closing Date, which had been accounted for as a direct financing lease under ASC 840 prior to QCP's adoption of ASC 842.

B) Adjustment represents incremental cash and cash equivalents acquired in the Mergers as the actual cash and cash equivalents balance on July 26, 2018 was higher than the balance as of June 30, 2018 reflected in QCP's historical unaudited balance sheet.

C) Adjustment to eliminate the historical QCP straight-line rent receivable balance as of June 30, 2018, as such balance reset to zero at the Closing Date.

D) Primarily relates to an adjustment to eliminate the historical QCP right-of-use asset balances recorded in conjunction with ASC 842, given that the Company has not yet adopted ASC 842. In addition, the adjustment includes capitalization into real property owned of certain acquisition costs incurred by the Company prior to June 30, 2018 in accordance with asset acquisition accounting under ASU 2017-01.

E) The pro forma adjustment to borrowings under the primary unsecured credit facility is comprised of the following (in thousands):

Draw on Welltower primary unsecured credit facility	$ 1,997,000
Repayment of QCP bank line of credit	(75,000)
Total adjustment, net	$ 1,922,000

F) The pro forma adjustment to senior unsecured notes is comprised of the following (in thousands):

Draw on Welltower Term Loan	$ 1,000,000
Deferred loan costs on Welltower Term Loan	(4,124)
Repayment of QCP term loan	(855,393)
Total adjustment, net	$ 140,483

G) Adjustment represents the reversal of the QCP senior secured notes as all existing QCP indebtedness was repaid in conjunction with the Mergers.

H) The adjustment to accrued expenses and other liabilities primarily represents the elimination of QCP lease liabilities recorded in conjunction with QCP's early adoption of ASC 842 and QCP accrued interest given that all existing QCP indebtedness was repaid in conjunction with the Mergers.

I) Adjustments to redeemable noncontrolling interests and the components of stockholders' equity represent the reversal of historical QCP amounts, all of which were redeemed in connection with the Mergers, as well as a $6.8 million adjustment to other equity for transaction costs not capitalizable under ASU 2017-01.

J) The adjustment to noncontrolling interests represents the $512.7 million contribution made by ProMedica in exchange for their 20% interest in the Joint Venture, partially offset by the elimination of the historical QCP amount which was redeemed in connection with the Mergers.

K) The adjustment to rental income includes the following: (i) adjusting rental income on the Master Lease properties to present straight-line rent under the new Master Lease as if it had commenced on January 1, 2017; (ii) reducing rental income on the 59 non-yielding properties to zero; (iii) reflecting revised straight-line rental income for all assumed leases from January 1, 2017 through lease maturity; and (iv) eliminating QCP's reporting of expense reimbursement recovery revenue under triple-net leases on a gross basis (effective January 1, 2018) to conform to the Company's presentation.

L) Adjustment to interest expense represents the elimination of historical QCP interest expense as a result of all QCP indebtedness being repaid in conjunction with the Mergers, partially offset by interest incurred on the $2.0 billion draw on Company's unsecured credit facility (2.897% interest rate as of July 31, 2018) and the $1.0 billion draw on the Company's Term Loan (4.011% interest rate as of July 31, 2018), which were made to fund the Mergers.

M) Adjustment primarily represents the elimination of historical QCP property operating expenses reimbursed under triple-net leases, which were reported by QCP on a gross basis (effective January 1, 2018), to conform with the Company's presentation of such expenses. See Note K) for the adjustment to eliminate the offsetting expense reimbursement recovery revenue.

N) The adjustment to depreciation and amortization represents the elimination of historical QCP amounts, partially offset by depreciation and amortization expense as a result of recording the acquisition of the 305 QCP properties at fair value and the preliminary allocation to the tangible and intangible assets acquired. Estimated useful lives for land improvements, equipment, and buildings were 10 years, 15 years and 40 years, respectively. Lease-related intangible assets are amortized over the remaining term of the underlying lease. The Company intends to finalize the allocation of the purchase price in conjunction with the filing of its Quarterly Report on Form 10-Q for the quarter ending September 30, 2018.

O) Adjustments to eliminate historical QCP expenses and gains which are not expected to recur in the future as a result of the Mergers. The elimination of $5.9 million of other expenses for the six months ended June 30, 2018 represents restructuring costs incurred by QCP directly attributable to the Mergers. Additional restructuring costs incurred by QCP in the amounts of $19.7 million and $18.5 million for the six months ended June 30, 2018 and the year ended December 31, 2017, respectively, were not adjusted as they do not relate directly to the Mergers, though they are not expected to recur.

P) Adjustment to eliminate historical QCP preferred stock dividends as the related preferred stock was redeemed in connection with the Mergers.

Q) The adjustment to noncontrolling interests represents the allocation of 20% of the net income of the Joint Venture, partially offset by the elimination of the historical QCP amount as the related noncontrolling interests were redeemed in connection with the Mergers.